Exhibit 99.1

Hungarian Telephone and Cable Corp. Announces Results for First Quarter
 of 2007, a Delay in the Filing of Its Quarterly Report and a Restatement
                      of Prior Financial Results


    SEATTLE--(BUSINESS WIRE)--May 15, 2007--Hungarian Telephone and Cable Corp. (AMEX:HTC) announced today that during the preparation of its quarterly report on Form 10-Q for the quarterly period ended March 31, 2007, Hungarian Telephone and Cable Corp. ("HTCC") determined that it has misapplied SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" in connection with warrants that HTCC issued in 1999 to purchase 2,500,000 shares of HTCC's common stock. HTCC's statements of operations since 2000 did not reflect the changes in the fair market value of the warrants ("marking to market") as the fair market value of HTCC's common stock fluctuated. The estimated net cumulative effect since 2000 is a non-cash charge of approximately $4.2 million. HTCC, in consultation with its former independent public accounting firm, has determined that it will be necessary to restate previously-issued financial statements in order to reflect such non-cash accounting effects in connection with the valuation of such warrants. The warrants were exercised on March 28, 2007.

    Due to the restatement and the time required to amend previously-issued financial statements, HTCC has delayed the filing of its quarterly report on Form 10-Q for the quarterly period ended March 31, 2007. HTCC is in the process of assessing its filing requirements and will work expeditiously to complete the necessary restatements and the filing of its quarterly report on Form 10-Q for the quarterly period ended March 31, 2007. HTCC is today reporting its financial results for the quarter ending March 31, 2007. The quarterly results do not include the results of Invitel which HTCC acquired on April 27, 2007.

                       RESULTS FOR FIRST QUARTER

    For the quarter ended March 31, 2007, HTCC reported gross revenues of $49.1 million. Adjusted EBITDA was $14.2 million for the period ended March 31, 2007.

    HTCC gross revenues and net loss attributable to common stockholders, determined in accordance with U.S. generally accepted accounting principles (GAAP), were $49.1 million and $(54.6) million, respectively, for the three months ended March 31, 2007. HTCC's results were affected by two non-cash charges during the period. The first was a loss on derivative financial instruments due to movements of the fair value of those instruments amounting to $44.3 million. HTCC has undertaken various hedging transactions in connection with the acquisition of Invitel to hedge its exposure to foreign currency and interest rate risk. The second was a loss of $15 million resulting from the conversion of the warrants by TDC, whereby the warrants were marked to market upon exercise, when TDC exchanged HTCC's $25 million notes for equity. The estimated fair values of HTCC's derivative financial instruments are based on quoted market prices provided by the counterparty to the instruments and represent the estimated amounts that HTCC would pay or receive to terminate the contracts.

    A reconciliation of the GAAP to Non-GAAP financial measure has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measure".

                       COMMENTS FROM MARTIN LEA

    Commenting on these results, Martin Lea, HTCC's President and Chief Executive Officer, stated, "With the acquisition of Invitel complete, Hungarian Telephone and Cable Corp. is now the clear number two fixed line operator in all market segments in the Hungarian telecommunications market. By combining the two companies we expect to realize significant synergies, both in terms of direct cost savings and more efficient and effective investments. In addition, we believe that we are well positioned to grow revenue outside our original territories and in key future growth areas."

                      NON-GAAP FINANCIAL MEASURE

    HTCC uses Adjusted EBITDA, a non-GAAP financial measure, in evaluating its performance. A reconciliation of the differences between this non-GAAP financial measure and the most comparable financial measure calculated and presented in accordance with GAAP is included in the table that follows. The non-GAAP financial measure referred to in this press release is by definition not a measure of financial performance under generally accepted accounting principles and is not an alternative to operating income or net income/loss reflected in the statement of operations and is not necessarily indicative of cash available to fund all cash flow needs. This non-GAAP financial measure used by HTCC may not be comparable to similarly titled measures of other companies.

    Adjusted EBITDA is EBITDA adjusted for foreign exchange gains/loss, fair value changes on derivative financial instruments, stock based compensation expense and other, net.

    Management uses this non-GAAP financial measure for various purposes including: measuring and evaluating the Company's financial and operational performance; making compensation decisions; planning and budgeting decisions; and financial planning purposes. HTCC believes that presentation of this non-GAAP financial measure is useful to investors because it (i) reflects management's view of core operations and cash flow generation upon which management bases financial, operational, compensation and planning decisions and (ii) presents a measurement that investors and lending banks have indicated to management is important in assessing HTCC. While HTCC utilizes this non-GAAP financial measure in managing its business and believes that it is useful to management and to investors for the reasons described above, this non-GAAP financial measure has certain shortcomings. In particular, Adjusted EBITDA does not take into account changes in working capital and financial statement items below income from operations, and the resultant effect of these items on HTCC's cash flow. Management compensates for the shortcomings of this measure by utilizing it in conjunction with their comparable GAAP financial measures.

    The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the U.S. Securities and Exchange
Commission.

               ABOUT HUNGARIAN TELEPHONE AND CABLE CORP.

    Hungarian Telephone and Cable Corp. is the leading alternative telecommunications service provider in the Republic of Hungary with a presence in other countries in Central and Eastern Europe.

    Note: This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These and all forward-looking statements are only predictions or statements of current plans that are constantly under review by the Company. Such statements are qualified by important factors that may cause actual results to differ from those contemplated, including as a result of those factors detailed from time to time in the company's Securities and Exchange Commission filings. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.


                Hungarian Telephone and Cable Corp.
                        Financial Highlights
                           (In Millions)

                         Statement of Income

                                                     Three Months
                                                     Ended March 31,
                                                         2007
                                                    ----------------
                                                      (unaudited)

Gross revenues                                          $      49.1
Costs of sales                                                 20.7
                                                    ----------------
Gross margin                                                   28.4


Income from Operations                                          6.7
Interest Expense                                                3.8
Fair Value Changes on Derivative Financial
 Instruments (Loss) Gain                                      (59.3)
Net Loss                                                $     (54.6)


                            Balance Sheet

                                                        Period Ended
                                                         March 31,
                                                           2007
                                                       --------------
                                                        (unaudited)

Current Assets                                           $      77.3
Property, Plant and Equipment, net                             182.5
Total Assets                                                   344.5

Total Current Liabilities                                       53.0
Long Term Debt                                                 151.8
Total Stockholders Equity                                       88.8
Total Liabilities and
     Stockholders Equity                                 $     344.5


Reconciliation of Non-GAAP Financial Measure:
Net Result to Adjusted EBITDA
(In Millions)

                                                First Quarter Ended
                                                     March 31,
                                                       2007
                                                    (unaudited)

Net loss                                          $           (54.6)

Income tax expense                                              1.7
Interest income                                                (0.5)
Interest expense                                                3.8
Financing expense (a)                                          56.3
Depreciation and amortization                                   7.4
                                                   -----------------
EBITDA                                                         14.1

Stock based compensation charge (non-cash)                      0.1
                                                   -----------------
Adjusted EBITDA                                   $            14.2
                                                   =================

(a) Financing expense includes fair value changes on derivate financial instruments and foreign exchange gains and losses

    CONTACT: Hungarian Telephone and Cable Corp.
             Robert Bowker, Chief Financial Officer
             U.S.: 206-654-0204
             Hungary: (011) 361-801-1374